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                                                                   EXHIBIT 10.3


                TECHNOLOGY TRANSFER AND CUSTOM SERVICES AGREEMENT

THIS AGREEMENT made as of the 23 day of March, 2001.


BETWEEN: MOLICHEM MEDICINES, INC., a corporation incorporated under the laws of the North Carolina, USA and having a place of business at:

                  207 South Elliott Road
                  PMB#231
                  Chapel Hill, NC
                  USA 27514

                  (hereinafter referred to as "MMI"

OF THE FIRST PART

                                    - and -


                  APOTEX FERMENTATION INC., a corporation incorporated under the laws of Manitoba, Canada and having a place of business at:

                  50 Scurfield Boulevard
                  Winnipeg, Manitoba
                  Canada R3Y 1G4

                  (hereinafter referred to as "AFI")

OF THE SECOND PART


WHEREAS AFI is engaged in the business of development and production of active pharmaceutical raw materials and intermediates and possesses the necessary know-how in research, development, scale up and manufacturing to provide Services in respect of the Product to MMI (as described in Schedule "A" hereto);

AND WHEREAS MMI is the owner of or represents to have the appropriate license and/or authority for the transfer of the necessary engineering, design, process and operating information, technical data and other scientific and technical information required to produce the Product;


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AND WHEREAS MMI wishes to engage AFI and AFI wishes to accept such engagement to provide the Services in respect of the Product at AFI's manufacturing facility at 40 Scurfield Boulevard, Winnipeg, Manitoba (the '"Manufacturing Premises").

AND THEREFORE THIS INDENTURE WITNESSETH that in consideration of the payment of two dollars ($2.00) by each of the parties hereto to the other party hereto, the execution of this Agreement by the parties hereto, the mutual covenants and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), the parties hereto do hereby covenant and agree as follows:

1.0 Upon the terms and conditions herein set forth, MMI hereby engages AFI (and AFI hereby accepts such engagement) to provide the Services in respect of the Product at the Manufacturing Premises in accordance with the Proposal attached as Schedule "A". MMI confirms that AFI is to proceed in accordance with Option #2 of the milestone payments program (Annex D of the Proposal). MMI shall have the exclusive right to acquire all the Product from AFI in accordance with the terms and conditions set out in Schedule "A".

2.0 Subject to paragraph 13 herein, the term of this Agreement shall be effective as of the date hereof and shall continue for the period until the Services in respect of the Product are fully delivered.

3.0 In consideration of the aforesaid services in Respect of the Product, MMI shall pay to AFI, the amounts set forth in Schedule "A" hereto upon the terms and conditions set out therein.

4.0 MMI shall provide to AFI all technical information and specifications on the Product required for manufacturing purposes as set out in Schedule "A" hereto at no cost to AFI. Nothing on this agreement shall be construed as a license to AFI for Moli1901 or the Product for any purpose other than as specifically set forth in this Agreement.

4.1 AFI shall supply raw materials for the manufacture of the Product as set out in Schedule "A" hereto.

5.0 AFI shall provide the Services in respect of the Product in compliance with MMI's Specifications and Methods as described in Schedule "A" hereto. Any changes to these Specifications and Methods must be notified to and approved by MMI in writing, prior to implementation.

5.1 AFI shall provide the Services in respect of the Product in accordance with the Good Laboratory Practice and Good Manufacturing Practices as commonly known and referred to in the industry.

6.0 In respect of delivery of the Product to MMI's premises (or to such other mutually agreed location) and by transportation mode mutually agreed between the parties, shipments will be made at the sole risk if AFI. Upon delivery by AFI of all or any part of the ordered Product to MMI's premises, the risk of loss or damage will pass from AFI to MMI. In the event of loss or damage to the Product during shipment, making the Product unusable for the intended

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         purpose, AFI is responsible on a timely basis for the replacement of the Product only and not for any financial or other damages which may be suffered by MMI. MMI may at its option, arrange for its own insurance protection against loss or damage during shipment in which case MMI is to advise AFI of such an intention and AFI is to provide the necessary shipment information to allow the MMI insurance protection to be put in place.

7.0 MMI represents, warrants and covenants to AFI as follows and hereby acknowledges and agrees with AFI that AFI is relying on such representations, warranties and covenants in connection with the entering into by AFI of this Agreement:

         (a) MMI is a subsisting corporation duly and validly incorporated under the laws of the State of North Carolina, USA;

         (b) the execution and delivery of this Agreement by MMI has been duly authorized by all necessary corporate action and MMI has all requisite corporate power and authority to enter into this Agreement and to carry out the terms herein;

         (c) this Agreement has been duly and validly executed and delivered by MMI and constitutes a valid and legally binding Agreement, enforceable against MMI;

         (d) to the best of MMI's knowledge, the Services provided in respect of the Product by AFI will not infringe upon the intellectual property rights (i.e. patents and trademarks) of any other parties.

         (e) MMI is the legal and beneficial owner of the technical specifications documented in Schedule "A" hereto, free and clear of any claims of any nature or kind whatsoever of third parties and has the absolute right, power and authority to enter into this Agreement and to engage AFI for the Services in respect of the Product as is contemplated herein;

         (f) to do all things and cause all things to be done to ensure that all of the representations, warranties and covenants of MMI contained in this Agreement remain true and correct throughout the term as if such representations and warranties and covenants were continuously made throughout the term.

8.0 AFI represents, warrants and covenants as follows to MMI and hereby acknowledges and agrees that MMI is relying upon such representations, warranties and covenants in connection with the entering into by MMI of this Agreement;

         (a) AFI is a subsisting corporation duly and validly incorporated under the laws of the Province of Manitoba, Canada;

         (b) the execution and delivery of this Agreement by AFI has been duly authorized by all necessary corporate action and AFI has all requisite corporate power and authority to enter this Agreement and to carry out the terms herein;


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         (c)      this Agreement has been duly and validly executed and
                  delivered by AFI and constitutes a valid and legally binding agreement enforceable against AFI;

         (d) the Product will be manufactured in compliance with and meeting MMI's specifications as provided in Schedule "A" hereto;

         (e) AFI has the capability and capacity to provide the Services in respect of the Product in accordance with MMI's specifications as provided in Schedule "A" hereto;

         (g) to do all things and cause all things to be done to ensure that all of the representations, warranties and covenants of AFI contained in this Agreement shall remain true and correct throughout the terms as if such representations, warranties and covenants were continuously made throughout the term.

9.0 AFI recognizes and acknowledges MMI's ownership and title to MMI's proprietary information and specifications and agrees to co-operate fully and in good faith with MMI and to execute such documents as MMI may reasonably request for the purposes of securing and preserving the rights of MMI in and to MMI's proprietary information as disclosed pursuant to this Agreement including, without limitation, MMI's specifications.

10.0 All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by AFI during the course of performing the Services and related to Moli1901 (collectively, the "Work Product") shall belong exclusively to MMI and shall, to the extent possible, be considered "works made for hire" for MMI. To the extent such work is determined not to constitute "works made for hire" as a matter of law, AFI hereby irrevocably assigns and transfers to MMI, as of the time of creation of the Work Product, any and all right, title, or interest it may have in such Work Product.

         Upon request of MMI and at MMI's expense, AFI shall take such further actions, including execution and delivery of instruments of conveyance necessary to obtain legal protection in the United States and foreign countries for such Work Product and for the purpose of vesting title thereto in MMI, or its nominee, as may be appropriate to give full and proper effect to such assignment and to vest in MMI complete title and ownership to such Work Product.

         Notwithstanding anything to the contrary herein, AFI shall be free to use and employ its general skills, know-how, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques or skills gained or learned during the course of this Agreement, so long as it acquires and applies such information without disclosure of any Confidential Information of MMI and without any unauthorized use of disclosure of Work Product.

11.0 All confidential records, material and information and copies thereof, and all trade secrets (and without restricting the generality of the foregoing any inventions, discoveries and methods of processing and production) concerning the business or affairs of obtained by MMI or of MMI obtained by AFI including, without limitation, MMI specifications and the

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         terms and conditions of this Agreement, as a result of the entering into of this Agreement shall remain the exclusive property of the respective owner thereof. In order to preserve and protect the proprietary rights and any confidential information belonging to each of the parties thereto ("Confidential Information"), MMI and AFI agree that they will:

                  i. treat and maintain the Confidential Information as confidential both during the term, any renewal term and thereafter;

                  ii. use the Confidential Information only to fulfill its obligations under this Agreement;

                  iii. disclose the Confidential Information only as necessary to its employees or agents who have a demonstrable and valid "need to know" the Confidential Information and not to anyone else;

                  iv. disclose only so much of the Confidential Information as is required to enable those employees or agents to carry our their assigned duties; and

                  v. advise its employees, agents or independent contractors of the confidential nature of such information and the requirements of non-disclosure.

         except if compelled to do so under Court Order of a competent authority (in such circumstance the party receiving the order will inform the other party prior to responding to the order).

11.1 For the purposes hereof, the Confidential Information includes information known or used by MMI or AFI in connection with their respective business, including, but not limited to any formula, design, prototype, compilation of information, data, program, code, method, technique or process, information relating to the Product or any other products, device, equipment or machine, information about or relating to MMI's or AFI's customers and MMI's or AFI's potential business ventures, financial information of all kinds relating to MMI or AFI and their respective activities, all inventions, ideas and related material, but does not include any of the foregoing which was known to MMI or AFI, as the case may be, prior to the entering into of this Agreement or which is or becomes a matter of public knowledge.

12.0 This Agreement is strictly personal to MMI and AFI. Neither this Agreement nor any of the rights granted hereunder including, without limitation, the right to use MMI'S specifications and the right to manufacture the Product shall be assignable or sub-licensed by MMI or AFI, by operation of law or otherwise.

13.0 If any one or more of the following events shall occur, AFI shall have the right to terminate this Agreement forthwith:

         (a) MMI shall fail to pay any amounts payable hereunder within thirty (30) days after the payment due date;


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         (b)      MMI shall file a petition of bankruptcy, or shall be adjudged a bankrupt, or a petition in bankruptcy shall be filed against MMI and shall not be dismissed within thirty (30) days, or if MMI shall become insolvent or shall discontinue its business;

         (c) MMI shall disclose any information in respect to the confidential information of AFI to any other party or shall use any confidential information of AFI for any purpose other than in relation to the provision of Services related to the Product at the Premises; and

         (d) MMI shall violate or fail to perform any of its other undertakings, agreements, obligations, representations or warranties under the terms of this Agreement and shall fail to remedy any such breach within ten (10) days after AFI's notice thereof.

13.1 If any one or more of the following events shall occur, MMI shall have the right to terminate this Agreement forthwith:

         (a) AFI shall fail to pay any amounts payable hereunder within thirty (30) days after the payment due date;

         (b) AFI shall file a petition of bankruptcy, or shall be adjudged a bankrupt, or a petition in bankruptcy shall be filed against AFI and shall not be dismissed within thirty (30) days, or if AFI shall become insolvent or shall discontinue its business;

         (c) AFI shall disclose any information in respect to the confidential information of MMI to any other party or shall use any confidential information of MMI for any purpose other than for the provision of Services related to the Product at the Manufacturing Premises; and

         (d) AFI shall violate or fail to perform any of its other undertakings, agreements, obligations, representations or warranties under the terms of this Agreement and shall fail to remedy any such breach within ten (10) days after MMI's notice thereof.

         (e) MMI shall have the right to terminate the contract at the completion of any milestone defined in Annex C (Schedule) of the Proposal for the Production of Clinical Batches of Moli1901. AFI shall not proceed to perform any work on the milestone listed in Annex C without written authorization from MMI and MMI shall have no financial obligation beyond approved current milestones. In the event that MMI chooses to terminate the contract at any time, AFI shall complete the work assigned to the current milestone and shall be paid in full for the milestone upon its completion. Termination of the contact or authority to proceed shall be provided in writing within fifteen (15) days of notification in writing by AFI of the completion of a milestone.

13.2 Upon termination of this Agreement for cause, (a) AFI agrees to transfer and deliver to MMI immediately following the termination of this Agreement all documents, notebooks, charts, files and records containing or referencing MMI's Confidential Information (all confidential information) including copies, summaries, and notes in its possession or control and MMI


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         Product and (b) MMI agrees to transfer and deliver to AFI immediately following the termination of this Agreement all documentation belonging to AFI in its possession.

13.3 The termination or expiration of this Agreement shall not relieve MMI or AFI from, or discharge, any obligations which accrued prior to such termination or expiration and shall not destroy or diminish the binding force and effect of any of the terms and conditions of this Agreement that expressly or by implication come into or continue in effect on or after termination or expiration.

13.4 Each of MMI and AFI acknowledge that the release or use of any of the Confidential Information other than as set out herein would be highly detrimental to the best interests of MMI or AFI, as the case may be, and that the right to maintain the confidentiality and ownership of the Confidential Information constitutes a proprietary right which MMI and AFI is entitled to protect. Any use of or any disclosure of the Confidential Information by MMI or AFI other than set out herein shall be deemed for all purposes to have caused the damaged party irreparable harm for which damages alone will not be adequate remedy and for which the damaged party shall be entitled to injunctive relief in addition to any other available remedies and MMI or AFI, as the case may be, hereby consents to the granting of an injunction to enforce the provisions of this Agreement and hereby waives any defenses AFI or MMI, as the case may be, may have in respect thereto.

14.0     Miscellaneous.

14.1 This Agreement (including the attached Schedule(s)) constitutes the entire Agreement between the parties with representations, warranties, covenants, agreements, or understanding relative thereto which are not set forth herein. No provision of this Agreement shall be effectively amended or waived except in writing signed by the party against whom the amendment or waiver is sought to be enforced.

14.2 Any notice or other communication required or permitted under this Agreement shall be in writing and may be given by personal delivery to the party for whom it is intended or by facsimile, or prepaid registered mail addressed:-

         in the case of MMI:

         MOLICHEM MEDICINES INC.
         207 South Elliot Road
         PMB#231
         Chapel Hill, NC
         USA 27514

         Attn:  Dr. Luis Molina, President and CEO

         Fax No:  919-929-3447


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and in the case of AFI:

         APOTEX FERMENTATION INC.
         50 Scurfield Boulevard
         Winnipeg, Manitoba
         Canada R3Y 1G4

         Attn:  Gary Payne, General Manager and CEO

         Fax No:  204-989-9160

         In the event of a mail strike or other interruption of postal deliveries, all notices, directions or other instruments required or permitted to be given to the parties hereto shall be delivered or shall be sent by facsimile (receipt confirmed) to such parties.

         Any such notice or other communication given by delivery or facsimile shall be deemed to have been given on the day of delivery or facsimile or by prepaid mail twenty (20) days after mailing in Canada or the USA. Each party may at any time change its address for the purposes hereof by giving notice of such change to the others in accordance with the foregoing provisions.

14.3 Matters in dispute under this Agreement may, as agreed by the parties hereto, be referred to the arbitration.

14.4 Each of the parties hereto may extend the time for performance and waive non-performance by any of the other party hereto of its respective obligations and Agreements under this Agreement, but no act and/or failure to act by any of the parties shall be deemed to be an extension or waiver of timely and strict performance by the other parties to this Agreement of such obligations and Agreements, except to the extent notice is given to such of the other parties.

14.5 This agreement shall be governed by the laws of the state in the United States or the province of Canada of the defending party. Any provision herein which, in any way contravenes the laws of any jurisdiction or which is void, shall be deemed not to be part of this Agreement and shall be severable therefrom, and the remainder of the Agreement shall remain in full force and effect.

14.6 Article and Section headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of content thereof and shall not be considered part of this Agreement.

14.7 This Agreement shall extend to bind and enure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties.

14.8 Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party a partner of the other party to the Agreement in the conduct of any business or


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         otherwise or a member of a joint venture or joint enterprise with the other party to the Agreement.

14.9 AFI and MMI shall in a timely manner and as required from time to time take all such actions as may be necessary to give full effect to the provisions of this Agreement and abstain from taking any actions which would contravene the intent of the provisions of this Agreement and shall take all such actions, as may be necessary or appropriate to implement the transaction contemplated by this Agreement, including executing any appropriate documents or agreements.

14.10 AFI shall be excused for failure to perform any part of this Agreement due to events beyond its control. These events shall include but not be limited to fire, storm, flood, earthquake, explosions, embargoes, act of God and enactments of any acts or regulations or any priorities of any governmental authority.

14.11    This Agreement may be executed in counterpart.

14.12    Time shall be of the essence of this Agreement and every part hereof.

IN WITNESS WHEREOF the corporate parties hereto have set their hands and affixed their corporate seals under the hands of their proper officers as of the date first above written.


SIGNED, SEALED AND DELIVERED

In the presence of:       MOLICHEM MEDICINES INC.

                          Per: _______________________
                          Name:  Dr. Luis Molina
                          Title: President and EO


                          APOTEX FERMENTATION INC.

                          Per: __________________________
                          Name:  Gary Payne
                          Title: General Manager and CEO




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